                                                                     Exhibit 4.7


               -------------------------------------------------
                               DATED 1 AUGUST 2000

                            KINGFISHER MASTER TRUSTS
                                     MASTER
                              DEFINITIONS SCHEDULE

                        PERPETUAL TRUSTEE COMPANY LIMITED
                                   ("TRUSTEE")
                             ANZ CAPEL COURT LIMITED
                                ("TRUST MANAGER")
                                  P.T. LIMITED
                              ("SECURITY TRUSTEE")

















                            MALLESONS STEPHEN JAQUES
                                   Solicitors

                             Governor Phillip Tower
                                 1 Farrer Place
                                 Sydney NSW 2000
                           Telephone (61 2) 9296 2000
                           Facsimile (61 2) 9296 3999
                                  DX 113 Sydney
                                    Ref: SRF

                                                                               1
--------------------------------------------------------------------------------
                  KINGFISHER MASTER TRUSTS
                  MASTER DEFINITIONS SCHEDULE

DATE:             1 August 2000

PARTIES: PERPETUAL TRUSTEE COMPANY LIMITED (ABN 42 000 001 007) having its registered office at Level 7, 39 Hunter Street, Sydney ("TRUSTEE") ANZ CAPEL COURT LIMITED (ABN 30 004 768 807) having its registered office at Level 17, 530 Collins Street, Melbourne, Victoria 3000 ("TRUST MANAGER") P.T. LIMITED (ABN 67 004 454 666) having its registered office at Level 7, 39 Hunter Street, Sydney ("SECURITY TRUSTEE")


            1.1 The following terms, when used in any Transaction Document, have the meaning set out below unless the context otherwise requires:

                  ACCRUED INTEREST ADJUSTMENT means, with respect to a Receivable, the amount of interest accrued and unpaid on that Receivable as at the close of business on the day immediately prior to a Cut-Off Date in respect of the transfer of that Receivable.

                  ACKNOWLEDGMENT means an acknowledgment in respect of Notes issued under the Master Trust Deed, in a form agreed between the Trust Manager and the Trustee.

                  ADDITIONAL ADVANCES has the meaning (if any) given to it in the relevant Supplemental Deed.

                  ADVERSE RATING EFFECT means an effect which either causes or contributes to a downgrading or withdrawal of the rating given to any Notes by a Designated Rating Agency.

                  AGENCY AGREEMENT means, in respect of a Trust, the agreement (if any) with the words "Agency Agreement" and the name of the Trust in its title dated on or about the date of the Supplemental Deed for that Trust between, (as applicable), the Trustee, the Trust Manager, the Note Trustee in respect of that Trust, the Paying Agent(s) in respect of that Trust, the Note Registrar, the Agent Bank and the Calculation Agent.

                  AGENT has, in respect of a Trust, the meaning given to that term in the Agency Agreement for that Trust.

                  AGENT BANK means, in respect of a Trust, the person (if any) appointed to act in that capacity under the Agency Agreement for that Trust.

                  ASSETS means, in relation to a Trust, the right, title and interest of the Trustee in the following (to the extent to which they relate to the Trust):

                                                                               2
--------------------------------------------------------------------------------
                  (a) any Receivables and Related Securities held by the Trustee;

                  (b) cash on hand or at a Bank representing cleared or immediately available funds;

                  (c)   Authorised Investments or any other investments;

                  (d)   amounts owing to the Trustee by Debtors;

                  (e)   any prepayment of expenditure;

                  (f) any asset originated or acquired by the Trustee in accordance with the Master Trust Deed and the Supplemental Deed for that Trust;

                  (g) the benefit of all representations, warranties, undertakings, covenants, indemnities and promises made by any party in favour of the Trustee under the Transaction Documents;

                  (h) other property as agreed in writing between the Trust Manager and the Trustee; and

                  (i) income, or amounts in the nature of income, accrued from investments or other assets referable to the Trust to the extent not included in the preceding paragraphs of this definition.

                  AUDITOR means, at any time, the person appointed as the auditor under clause 32.2 of the Master Trust Deed.

                  AUSTRACLEAR means Austraclear Limited or Austraclear Services Limited (including, where applicable, the computer based system for holding Notes and recording and settling transactions in those Notes between members of that system maintained by Austraclear).

                  AUTHORISATION means any authorisation, approval, consent, licence, permit, franchise, permission, filing, registration, resolution, direction, declaration or exemption from, by or with a Governmental Agency.

                  AUTHORISED INVESTMENTS means, in respect of a Trust:

                  (a)   Cash;

                  (b) bonds or other securities issued by the Commonwealth of Australia or any State or Territory or instrumentality of any of them or any statutory corporation which have the highest long term rating available to be given by the Designated Rating Agency; or

                  (c) deposits with, or acquisition of certificates of deposit or debt securities issued by, or bills of exchange, promissory notes or other negotiable instruments, accepted, drawn or endorsed by, a bank or other financial institution which has either:

                        (i) the highest short-term rating available to be given by the Designated Rating Agency; or

                                                                               3
--------------------------------------------------------------------------------
                        (ii) if such investment has a maturity of 30 days or less and does not exceed 20% of the Invested Amount on the date of the investment, a rating which is specified in the relevant Supplemental Deed;

                  (d) any other investments acceptable to the Designated Rating Agency (provided they do not result in the Trust becoming a Public Trading Trust or Corporate Unit Trust for the purposes of Divisions 6C and 6B of Part III of the Income Tax Assessment Act 1936 (or any similar provision in substitution thereof)); and

                  (e) any other asset which is specified in the relevant Supplemental Deed as an Authorised Investment for the relevant Trust.

                  AUTHORISED OFFICER means, in respect of a company, each director and secretary of that company and any other person appointed by the company to act as an authorised officer for the purposes of the Transaction Documents and notified to the other parties and, in the case of the Trustee or the Security Trustee (as the case may be), also includes any officer of the Trustee or the Security Trustee (as the case may be) who has the word "manager" or "counsel" in his or her title and in the case of the Trust Manager also includes a person whose title includes "Head", "Director", "Associate Director" or "Manager" and any person who is a duly appointed and appropriately empowered attorney of the Trust Manager.

                  BANK has the meaning given to the expression "Australian bank" in the Corporations Law.

                  BEARER NOTES means Book-Entry Notes or Definitive Notes.

                  BINDING PROVISION means any provision of the Code of Banking Practice, any other binding code or arrangement and any laws applicable to banks or other lenders in the business of making retail home loans in force in Australia from time to time.

                  BLOCK VOTING INSTRUCTION means a dated document in the English language issued by a Principal Paying Agent or a Paying Agent in which:

                  (a) it is certified that relevant Bearer Notes (not being Bearer Notes in respect of which a Voting Certificate has been issued and is outstanding in respect of the meeting specified in such Block Voting Instruction or any adjournment of that meeting) have been deposited with the Principal Paying Agent or such Paying Agent (or to its order at a bank or other depositary) and that no such Bearer Notes will be released until the first to occur of:

                        (i) the conclusion of that meeting or any adjournment of that meeting; and

                                                                               4
--------------------------------------------------------------------------------
                        (ii) the surrender, not less than 48 hours before the time for which that meeting or adjournment of that meeting is to be convened, of the receipt for each such deposited Bearer Note which is to be released to the Principal Paying Agent or such Paying Agent which issued such receipt, coupled with notice thereof being given by the Principal Paying Agent or such Paying Agent to the Trustee;

                  (b) it is certified that each depositor of such Bearer Notes or a duly authorised agent on his or its behalf has instructed the Principal Paying Agent or such Paying Agent that the vote(s) attributable to his or its Bearer Notes so deposited should be cast in a particular way in relation to the resolution or resolutions to be put to that meeting or any adjournment of that meeting and that all such instructions are, during the period of 48 hours prior to the time for which that meeting or adjourned meeting is convened, neither revocable nor subject to amendment;

                  (c) the total number and the series and serial numbers on the Bearer Notes so deposited are listed, distinguishing, with regard to each resolution, between those in respect of which instructions have been given under paragraph (b) that the votes attributable to those Bearer Notes should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable to those Bearer Notes should be cast against the resolution; and

                  (d) any Proxy named in such document is authorised and instructed by the Principal Paying Agent or the Paying Agent to cast the votes attributable to the Bearer Notes so listed in accordance with the instructions referred to in paragraph (c) as set out in such document.

                  BOOK-ENTRY NOTE means a book-entry note issued under the DTC's or other clearing agencies' global book-entry system.

                  BORROWING means, in respect of a Trust, any amount borrowed or raised by the Trustee in its capacity as trustee of the Trust. BORROW has an equivalent meaning.

                  BUSINESS DAY means any day other than a Saturday, Sunday or public holiday on which banks are open for business in Melbourne and Sydney and any other city identified as a relevant city in the relevant Supplemental Deed.

                  CALCULATION AGENT means, in respect of a Trust, the person appointed to act in that capacity under the Agency Agreement for that Trust.

                  CASH includes Cheques and the electronic transfer of funds.

                  CASHFLOW ALLOCATION METHODOLOGY means, in respect of a Trust, the methodology specified in the Supplemental Deed for that Trust.

                                                                               5
--------------------------------------------------------------------------------
                  CHARGE, in respect of a Trust, means the charge (if any) over all of the Assets of the Trust, granted to the Security Trustee by the Trustee for the benefit of the Secured Creditors in order to secure its obligations to the Secured Creditors.

                  CHEQUE means a cheque, bank cheque or payment order.

                  CLASS has, in respect of a Trust, the meaning (if any) given to it in the Supplemental Deed for that Trust.

                  CLEARED FUNDS means immediately available funds, so that if they are paid to a recipient:

                  (a) no further confirmation is required to vest the money in the recipient; and

                  (b) the property of the recipient in the funds cannot be revoked by any person; and

                  (c) no further action or lapse of time is required to enable the recipient to pay those funds away.

                  CLEARING AGENCY PARTICIPANT means a broker, dealer, bank, other financial institution or other person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  CLEARING SYSTEM means either Clearstream-Luxembourg, Austraclear, Euroclear or DTC, as the case may be.

                  CLEARSTREAM - LUXEMBOURG means Clearstream Banking, societe anonyme, a limited liability company organised under the laws of Luxembourg.

                  CLOSING DATE means, in respect of a transfer of Receivables between any two parties as contemplated under the Master Trust Deed or a Supplemental Deed, the date specified as such in the relevant Receivables Transfer Direction or the relevant Sale Notice, as the case may be.

                  CODE OF BANKING PRACTICE means the code so entitled issued by the Australian Bankers Association in November 1993.

                  COLLECTION ACCOUNT means, in respect of each Trust, an account opened and maintained by the Trustee in accordance with clause 27 of the Master Trust Deed which will bear a designation clearly indicating that the funds deposited therein are held for the benefit of that Trust.

                  COLLECTION PERIOD means, in respect of a Trust, the period defined in the Supplemental Deed for that Trust.

                  COLLECTIONS, in respect of a Trust, has the meaning given to it in the relevant Supplemental Deed for that Trust.

                                                                               6
--------------------------------------------------------------------------------
                  COMPANY means Kingfisher Securitisation Pty Ltd.

                  COMPETENT AUTHORITY means a court, tribunal, authority, ombudsman or other entity whose decisions, findings, orders, judgments or determinations (howsoever reached) are binding on the Seller, Trustee, the Security Trustee or the Servicer.

                  CONDITIONS means, in respect of a Trust, the terms and conditions for any Bearer Notes issued for that Trust, as annexed to the Note Trust Deed for that Trust (if any).

                  CONSUMER CREDIT CODE means the Consumer Credit Code set out in the Appendix to the Consumer Credit (Queensland) Act 1994 as in force or applied as a law of any jurisdiction of Australia or the provisions of the Code set out in the Appendix to the Consumer Credit (Western Australia) Act 1996 or the provisions of the Code set out in the Appendix to the Consumer Credit (Tasmania) Act 1996.

                  COUNSEL'S OPINION means one or more written opinions of legal counsel (who may, except as otherwise expressly provided in this deed, be employees or counsel of the Trustee or the Trust Manager) acceptable to the Note Trustee of the relevant Trust which:

                  (a) are addressed to the Note Trustee of the relevant Trust (and which may also be addressed to other persons);

                  (b) are in a form satisfactory to, and are subject to such qualifications and assumptions as are acceptable to, the Note Trustee of the relevant Trust; and

                  (c)   comply, where applicable, with the TIA,

                  and which state, in the opinion of the legal counsel, the matter to be opined upon.

                  COUNTERPARTY means, in respect of any Trust, any counterparty which has the Required Credit Rating with which the Trustee has entered into one or more Hedging Arrangements.

                  CP means any negotiable bearer or registered bond, note, bill of exchange, promissory note or other debt instrument (including, without limitation, commercial paper) with a maturity of no more than 364 days. CP may be issued at a discount or may be interest bearing. CP will not be issued as promissory notes (as defined in the Bills of Exchange Act
                  1909).

                  COUPON RATE has, in respect of a Trust, the meaning (if any) given to it in the Supplemental Deed for that Trust.

                  CUT-OFF DATE means in respect of:

                  (a) a Receivable acquired by a Trust pursuant to the Master Trust Deed, the date specified in the relevant Sale Notice or the relevant Receivables Transfer Direction as the date on which

                                                                               7
--------------------------------------------------------------------------------
                  the Receivable is selected for acquisition by the Trustee in respect of a Trust, with the actual transfer occurring on the Closing Date; and

                  (b) a Receivable of a Trust which is originated by the Trustee, the date on which the Loan Agreement in respect of the Receivable was executed.

                  DEALER AGREEMENT means, in relation to a Trust, each agreement or deed made between parties including the Trustee, the Trust Manager, the Lead Manager and other Panel Members which contains provisions relating to the manner in which Notes (or a Class of Notes) of that Trust will be issued by the Trustee.

                  DEBT INSTRUMENTS means any negotiable bearer or registered bond, note, bill of exchange, promissory note or other debt instrument (including, without limitation, commercial paper or other bearer securities), whether or not having a fixed maturity, whether having a fixed principal amount or an amount linked to an index, whether bearing a fixed or variable rate of interest or issued at a discount or otherwise, whether containing provisions for the election by the Trustee or a Note Holder for the payment of principal and/or interest or for the redemption amount to be calculated by reference to an index or formula or an option to put it to the Lead Manager at specified intervals throughout the term of the instrument, or for dealing with any other matter or whether issued on an unsubordinated or subordinated basis, which are issued or to be issued by the Trustee and referable to a Trust, to be issued substantially on the terms and conditions set out in the Master Trust Deed, as amended by the relevant Supplemental Deed.

                  DEBTOR means, in relation to a Purchased Receivable, the person who is obliged to make payments with respect to that Purchased Receivable, whether as a principal or secondary obligation (and in respect of a Receivable means the person who is the account debtor under that Receivable), and includes, where the context requires, any other person obligated to make payments with respect to that Purchased Receivable (including any mortgagor or guarantor).

                  DEED OF CHARGE means, in respect of a Trust, the deed (if any) with the words "Deed of Charge" and the name of the Trust in its title dated on or about the date of the Supplemental Deed for that Trust between the Trustee, the Trust Manager, the Security Trustee and the Note Trustee (if any) and under which the Trustee creates a Security Interest over the Assets of that Trust.

                  DEFAULTED HOUSING LOAN means a Housing Loan in respect of which the Debtor fails to make a principal and interest payment 31 days or more following the date due for payment under the related Loan Agreement.

                  DEFINITIVE NOTE means a Note issued or to be issued, as the case may be, by the Trustee in respect of a Trust in accordance with the Note Trust Deed and the Conditions for that Trust.

                                                                               8
--------------------------------------------------------------------------------
                  DEPOSITORY means each organisation registered as a clearing agency pursuant to section 17A of the Exchange Act that agrees with the Trust Manager and the Trustee to hold Bearer Notes (directly or through a nominee) and initially means DTC.

                  DESIGNATED RATING AGENCY has, in respect of a Trust, the meaning given in the relevant Supplemental Deed.

                  DETERMINATION DATE means, in respect of a Trust, the relevant day of each month specified in the Supplemental Deed for that Trust.

                  DISTRIBUTION DATE means 30 September of each year and (if the Trust Manager elects and notifies the Trustee) any other day of any month.

                  DISTRIBUTION PERIOD means the period from the commencement of a Trust up until and including the first Distribution Date and thereafter the period commencing on the day after a Distribution Date and ending on and including the next Distribution Date. The last Distribution Period will end on and include the later of the Termination Date of the relevant Trust and the date upon which funds are distributed by the Trustee in accordance with the terms of the Supplemental Deed after the Termination Date.

                  DOLLARS, A$ AND $ means the lawful currency for the time being of Australia or any other currency specified in a Supplemental Deed.

                  DTC means The Depository Trust Company.

                  ELIGIBLE BANK means a bank that has a rating equivalent to or higher than:

                  (a)   in the case of S&P, A-1+;

                  (b)   in the case of Moody's, P-1;

                  (c)   in the case of Fitch, F1+; and

                  (d)   an equivalent rating from another Designated Rating
                        Agency,

                  to the extent it is publicly rated by such Designated Rating Agencies.

                  If the Notes in respect of the relevant Trust are not rated, then Eligible Bank has the same meaning as Bank.

                  ELIGIBLE TRUST CORPORATION means any person eligible for appointment as an institutional trustee under an indenture to be qualified pursuant to the TIA as prescribed in section 310(a) of the TIA.

                  ELIGIBILITY CRITERIA means, in respect of a Trust, the criteria set out in the Supplemental Deed for that Trust that must be met by each Receivable before the Receivable will be considered eligible for purchase by the Trustee as trustee of that Trust.

                                                                               9
--------------------------------------------------------------------------------
                  ENCUMBRANCE means any Security Interest, notice or direction under section 218 or 255 of the Income Tax Assessment Act 1936 (Cwlth) or under section 74 of the Sales Tax Assessment Act 1992 (Cwlth) or under section 260-5 of the Taxation Administration Act 1953 (Cwlth) or under any similar provision of a State, Territory or Commonwealth law in favour of any person other than the Security Trustee.

                  ENFORCEMENT EXPENSES means all expenses paid by the Servicer in connection with the enforcement of any Receivable or any Related Security.

                  EUROCLEAR means Euroclear Clearance System Societe Cooperative, a Belgian cooperative corporation.

                  EVENT OF DEFAULT has, in respect of a Trust, the meaning given to it in the Supplemental Deed or the Deed of Charge referable to that Trust.

                  EXCHANGE ACT means the Securities Exchange Act of 1934 of the United States of America.

                  EXCHANGE DATE means the date on which Book-Entry Notes may be exchanged for Definitive Notes under the relevant Note Trust Deed.

                  EXTRAORDINARY EXPENSES means in relation to a Collection Period any out of pocket expenses incurred by the Trustee in respect of that Collection Period which are not Required Payments for that Collection Period.

                  EXTRAORDINARY RESOLUTION means:

                  (a) in relation to Voting Secured Creditors or a class of Voting Secured Creditors, a resolution passed at a meeting of the Voting Secured Creditors or the class of the Voting Secured Creditors held in accordance with the provisions of the Master Security Trust Deed or Global Master Security Trust Deed (as the case may be) by:

                        (i) a majority of not less than 75% of the votes of such Voting Secured Creditors or class of Voting Secured Creditors capable of being cast on it; or

                        (ii) a written resolution signed by all of such Voting Secured Creditors or class of Voting Secured Creditors; and

                  (b) in relation to Note Holders of a Trust (or a Class of Note Holders of a Trust), a resolution passed at a meeting of the Note Holders (or a Class of Note Holders, as the case may be) held in accordance with the provisions of the Master Trust Deed and the Note Trust Deed by:

                        (i) a majority of not less than 75% of the votes of such Note Holders capable of being cast on it; or

                                                                              10
--------------------------------------------------------------------------------
                        (ii) a written resolution signed by all of such Note Holders.

                  FACE VALUE means, at any time:

                  (a) in respect of a Note in bearer form, the amount expressed to be its face value on the face of the Note;

                  (b) in respect of a Note not in bearer form, the amount entered in the Register of Note Holders as its face value; and

                  (c)   and for CP means:

                        (i) the amount due at maturity in respect of any such CP that is issued at a discount; or

                        (ii) the principal amount of any such CP that bears interest plus the interest to be paid on such CP from the date of its issue to its stated maturity date.

                  FAIR MARKET VALUE means, in relation to a Receivable and its Related Security, the fair market value of that Receivable agreed between the Trustee (acting on appropriate expert advice) and the Seller, or in the absence of such agreement as determined by the Auditor. The Fair Market Value must reflect the status of the Receivable as a performing or non-performing Receivable (as determined by the relevant Servicer) and any benefit in respect of that Receivable which the intended purchaser will have under any relevant Support Facility or Insurance Policy (but in no case will be an amount exceeding the Unpaid Balance for that Receivable).

                  FINAL MATURITY DATE means, in respect of a Note of a Trust, the date specified as such in the Supplemental Deed for that Trust.

                  FINANCIAL YEAR means, in respect of a Trust, a year ending on the 30th day of September in any year, or that part of such a year occurring at the commencement or termination of the Trust.

                  FITCH means Fitch, Inc.

                  GENERAL INSURANCE POLICY means any insurance policy in force issued in respect of the property the subject of any Mortgage or Related Security in respect of a Receivable.

                  GOVERNMENTAL AGENCY means any government, whether federal, state, territorial or local, and any minister, department, office, commission, delegate, instrumentality, agency, board, authority or organ thereof, whether statutory or otherwise.

                  GLOBAL MASTER SECURITY TRUST DEED means any deed with the words "Global Master Security Trust Deed" in its title entered into between the Trustee, the Trust Manager, the Security Trustee and the Note Trustee which relates or is purported to relate to one or more Trusts.

                                                                              11
--------------------------------------------------------------------------------
                  GST means any goods and services tax, value added tax, retail turnover tax or similar tax payable, imposed, levied, collected, withheld or assessed by any Governmental Agency and includes any interest, expenses, fine, penalty or other charge payable or claimed in respect thereof.

                  HEDGING ARRANGEMENT means any interest rate swap, currency swap, forward rate agreement, cap, collar, floor or other rate or price protection transaction or agreement, any option with respect to any such transaction or agreement, or any combination of such transactions and agreements or similar arrangements entered into by the Trustee in connection with:

                  (a)   Notes issued in respect of a Trust; or

                  (b)   any Asset of a Trust.

                  HOUSING LOAN means a Receivable secured by a Mortgage over Land acquired for residential purposes.

                  INELIGIBLE RECEIVABLE has the meaning (if any) given in the relevant Supplemental Deed.

                  INSOLVENCY EVENT means the happening of any of these events:

                  (a) an application (other than a frivolous or vexatious application or an application which is stayed within 15 Business Days) is made to a court or an order is made that the relevant body corporate be wound up other than for the purposes of a solvent reconstruction or amalgamation;

                  (b) an application is made to a court for an order appointing a liquidator or provisional liquidator in respect of the relevant body corporate, or one of them is appointed, whether or not under an order;

                  (c) a receiver, receiver and manager, liquidator, trustee or similar officer is appointed in respect of any part of the property of the relevant body corporate and such appointment is not remedied within 15 Business Days;

                  (d) an administrator is appointed to the relevant body corporate or any steps are taken for the appointment of an administrator to the relevant body corporate;

                  (e) the relevant body corporate commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors;

                  (f) the relevant body corporate is or states that it is unable to pay its debts as and when they fall due or is deemed unable to pay its debts under any applicable legislation (other than as a result

                                                                              12
--------------------------------------------------------------------------------
                  of the failure to pay a debt or claim which is the subject of a good faith dispute);

                  (g) anything analogous or having a substantially similar effect to any of the events specified above happens under the laws of any applicable jurisdiction.

                  INSURANCE POLICY means, in respect of a Receivable, any policy of insurance in force in respect of a Receivable or its Related Security, including:

                  (h)   any General Insurance Policy;

                  (i)   any Mortgage Insurance Policy.

                  INSURANCE PROCEEDS means any payments received by the designated beneficiary of an Insurance Policy.

                  INTEREST AMOUNT has, in respect of a Trust, the meaning (if any) given to it in the Conditions of the Bearer Notes issued in respect of that Trust or, in respect of Registered Notes, in the Supplemental Deed in respect of that Trust (as the case may be).

                  INTEREST PERIOD has, in respect of a Trust, the meaning (if any) given to it in the Conditions of the Bearer Notes issued in respect of that Trust or, in respect of Registered Notes, in the Supplemental Deed in respect of that Trust (as the case may be).

                  INTEREST RATE has, in respect of a Trust, the meaning (if any) given to it in the Conditions of the Bearer Notes issued in respect of that Trust or, in respect of Registered Notes, in the Supplemental Deed in respect of that Trust (as the case may be).

                  INTERESTED PERSONS means a collective reference to the Trustee, the Note Holders, the Note Owners, the Trust Manager and all persons claiming through them and INTERESTED PERSON means a several reference to all Interested Persons.

                  INVESTED AMOUNT in respect of a Trust has the meaning (if any) given to it in the Supplemental Deed for that Trust.

                  ISSUE means a proposed issue of Notes by the Trustee in accordance with the terms of the Master Trust Deed and the relevant Supplemental Deed.

                  ISSUE DATE means the date of issue of Notes.

                  ISSUE NOTICE means a notice substantially in the form of
                  Schedule 4 of the Master Trust Deed.

                  ISSUE PRICE means the amount payable by a subscriber for a
                  Note in accordance with the relevant Supplemental Deed.

                                                                              13
--------------------------------------------------------------------------------
                  JUNIOR NOTES has, in respect of a Trust, the meaning (if any) given to it in the Supplemental Deed for that Trust.

                  JUNIOR NOTE HOLDERS has, in respect of a Trust, the meaning (if any) given to it in the Supplemental Deed for that Trust.

                  LAND means:

                  (a) land (including tenements and hereditaments corporeal and incorporeal and every estate and interest in it whether vested or contingent, freehold or Crown leasehold, the terms of which lease is expressed to expire not earlier than five years after the maturity of the relevant Mortgage, and whether at law or in equity) wherever situated and including any fixtures to land; and

                  (b) any parcel and any lot, common property and land comprising a parcel within the meaning of the Strata Schemes (Freehold Development) Act 1973 (New South Wales) or the Community Land Development Act 1989 (New South Wales) or any equivalent legislation in any other Australian jurisdiction.

                  LEAD MANAGER means the person (if any) appointed as lead manager by the Trust Manager from time to time pursuant to the relevant Supplemental Deed or Dealer Agreement.

                  LIABILITIES means all liabilities of or referable to a Trust (including liabilities accrued but not yet paid and fees and expenses payable in accordance with clause 33 of the Master Trust Deed) and any provision which the Trust Manager decides in consultation with the Auditor should be taken into account in determining the liabilities of the Trust.

                  LIQUIDITY FACILITY means, in respect of a Trust, the facility provided in respect of that Trust by the Liquidity Facility Provider of that Trust under the Liquidity Facility Agreement for that Trust.

                  LIQUIDITY FACILITY AGREEMENT means, in respect of a Trust, the agreement with those words and the name of that Trust in its title and entered into between the Trustee, the Trust Manager and the Liquidity Facility Provider for that Trust.

                  LIQUIDITY FACILITY PROVIDER means, in respect of a Trust, the person acting as such under the Liquidity Facility Agreement for that Trust.

                  LOAN AGREEMENT means, the documents which evidence the obligation of a Debtor to repay a Receivable and to comply with the other terms of that Receivable. Such documents include any agreement, any commercial contract, any bill of sale, any relevant Mortgage, any relevant loan agreement, any relevant letter of offer or loan contract (countersigned or accepted in writing by the Debtor or as otherwise permitted by law) as such may be amended or replaced from time to time and including, if applicable, any loan booklet in relation

                                                                              14
--------------------------------------------------------------------------------
                  to the above Receivable, being a booklet issued by the Trustee or a Seller which sets out certain standard terms and conditions.

                  LOAN FILES means, in respect of a Receivable, such books, records, paper and electronic files (whether originals or copies) relating to that Receivable (other than the Title Documents) which the Servicer has in its custody.

                  LVR means loan to value ratio and in respect to a Housing Loan is expressed as a percentage and calculated by dividing the Outstanding Balance of the Housing Loan as at the Cut-Off Date by the value of the Land secured by the Mortgage as set out in any valuation report obtained prior to the Cut-Off Date in respect of the Housing Loan or, in the absence of a valuation report, as determined by the Seller in accordance with its credit policies.

                  MASTER SECURITY TRUST DEED means, the deed entitled "Master Security Trust Deed Kingfisher Master Trusts" dated 1 August 2000 between the Trustee, the Trust Manager and the Security Trustee.

                  MASTER SERVICER DEED means any deed with the words "Master Servicer Deed" in its title entered into between the Trustee, the Trust Manager and the Servicer which relates or is purported to relate to one or more Trusts.

                  MASTER TRUST DEED means the deed entitled "Master Trust Deed Kingfisher Master Trusts" dated 1 August 2000 between the Trust Manager and the Trustee as amended by the deed entitled "Kingfisher Master Trusts Amending Deed" dated 16 May 2001.

                  MATERIAL ADVERSE EFFECT means an event which (as determined by the Trust Manager or the Trustee, as the context requires, or by the Trust Manager in any other case) will materially and adversely affect the amount of any payment to a Secured Creditor or the timing of any such payment.

                  MONETARY RIGHTS means, with respect to any Receivables, all moneys, present and future, actual or contingent, owing at any time in respect of or in connection with such Receivables, including all principal, interest, reimbursable costs and expenses and any other amounts incurred by or payable to the Trustee including any payments made by the Trustee on behalf of the Debtor in relation to the Receivables, irrespective of whether:

                  (a) such amounts become due and payable before or after the date of assignment for such Receivables; and

                  (b) such amounts relate to advances made or other financial accommodation provided by the Trustee to the Debtor before or after the date of assignment for such Receivables.

                  MOODY'S means Moody's Investors Service Inc.

                                                                              15
--------------------------------------------------------------------------------
                  MORTGAGE means, in relation to a Receivable, each registered mortgage over Land and the improvements on it situated in any State or Territory of Australia, and over any other asset, securing, amongst other things, payment of interest and the repayment of principal and all other moneys in respect of the Receivable notwithstanding that by its terms the mortgage may secure other liabilities to the Seller (in the case of a Receivable originated by a Seller) or to any other person (in the case of a Receivable originated or acquired by the Trustee), as the case may be.

                  MORTGAGE INSURANCE POLICIES has the meaning given in the relevant Supplemental Deed.

                  MORTGAGE INSURER has the meaning provided in the relevant Supplemental Deed.

                  MORTGAGOR means, with respect to a Receivable:

                  (a)   the relevant Debtor; and

                  (b) where the context requires, the grantor of any Security Interest created by the Mortgage in relation to the Receivable.

                  NET ASSETS means, in respect of a Trust, the Assets of the Trust less its Liabilities.

                  NET ANNUAL INCOME means the net income with respect to a Trust under the provisions of the Income Tax Assessment Act 1936 (or any similar provision of any replacement Act) for a Financial Year.

                  NET TRUST INCOME, in respect of a Trust for a Financial Year, means the amount calculated under clause 31.2 of the Master Trust Deed for the Trust for the Financial Year.

                  NOTE HOLDER means in respect of a Note, the bearer or the Note Owner for the time being (if the Note is in bearer form) of the Note, or the person for the time being registered on the Register of Note Holders as the holder of the Note (if the Note is not in bearer form).

                  NOTE OWNER means, with respect to a Book-Entry Note, the person who is the beneficial owner of such Book-Entry Note, as reflected in the books of the Depository or in the books of a person maintaining an account with the Depository (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of the Depository).

                  NOTE REGISTER means, in respect of Bearer Notes for a Trust, the register maintained in respect of those Bearer Notes in accordance with the Note Trust Deed for that Trust.

                  NOTE REGISTRAR means, in respect of Bearer Notes for a Trust, the person acting as the note registrar under and in accordance with the Agency Agreement for that Trust.

                                                                              16
--------------------------------------------------------------------------------
                  NOTE TRUST means the trust constituted under the Note Trust Deed.

                  NOTE TRUST DEED means, in respect of a Trust, the deed (if any) with the words "Note Trust Deed" and the name of the Trust in its title dated on or about the date of the Supplemental Deed for the Trust between the Trustee, the Trust Manager and the Note Trustee for that Trust.

                  NOTE TRUSTEE means, in respect of a Trust, the person specified as such in the Note Trust Deed for that Trust.

                  NOTES means the debt securities issued in respect of a Trust in accordance with the Master Trust Deed and the Supplemental Deed for that Trust in order to raise the funds required to originate or acquire, or to continue to fund its holding of Assets.

                  NOTICE OF CREATION OF TRUST means, in respect of a Trust, a notice executed by the Trustee and the Trust Manager in accordance with clause 3.1 of the Master Trust Deed.

                  ORIGINATION AND MANAGEMENT DEED means in respect of a Receivable, an agreement made between the Trustee and an Originator pursuant to which the Originator introduces Receivables or other financial assets to the Trustee.

                  ORIGINATOR means each person that enters into an Origination and Management Deed as an originator with the Trustee and a Servicer.

                  OTHER SECURED LIABILITY means, in respect of a Related Security, any financial accommodation (other than the Purchased Receivable to which that Related Security relates) provided by the Seller, the payment or repayment of which is secured by a Related Security or an Encumbrance which is assigned to a Trust.

                  OUTSTANDING BALANCE means the outstanding principal amount in respect of the relevant Receivable. For clarification, the Outstanding Balance:

                  (a) includes interest and fees which have been capitalised under the Receivable;

                  (b) in respect of a Receivable in respect of which the Debtor is in default of its obligations thereunder, shall not be reduced until a claim under a Mortgage Insurance Policy (if any) for that Receivable has been paid or rejected by the relevant Mortgage Insurer.

                  PANEL MEMBERS means, in respect of a Trust, any party to the Dealer Agreement (other than the Trustee, the Trust Manager and the Lead Manager).

                  PANEL SOLICITOR has the meaning given to it (if any) in the relevant Supplemental Deed.

                                                                              17
--------------------------------------------------------------------------------
                  PANEL VALUER has the meaning given to it (if any) in the relevant Supplemental Deed.

                  PAYING AGENT means, in respect of a Trust, each person specified as such in the Agency Agreement for that Trust.

                  PAYMENT DATE means, in respect of a Trust, the dates specified as such in the Supplemental Deed for that Trust.

                  PAYMENT MODIFICATION means, in respect of a Trust, any alteration, addition or revocation of any provision of a Transaction Document for that Trust or the Notes (including the Conditions, as applicable) of that Trust which affects:

                  (a) the amount, timing, place, currency or manner of payment of principal or interest in respect of the Notes including, without limitation, any modification to the Stated Amount, Invested Amount, interest rate or maturity date of the Notes, any relevant Conditions or any provisions which specify the order of application of the cashflows of that Trust (whether before or after the occurrence of an Event of Default) or which would impair the rights of Note Holders to institute suit for enforcement of such payment on or after the due date for such payment;

                  (b) the definition of "Extraordinary Resolution" (insofar as it relates to any Notes or any Class of Notes), any provision of a Transaction Document which is specified in the Conditions for the relevant Class of Notes or the circumstances in which the consent or direction of an Extraordinary Resolution of a Class of Note Holders is required;

                  (c) the provisions of the Supplemental Deed for that Trust that specify the order in which the proceeds of enforcement of the Deed of Charge in respect of that Trust are to be applied; and

                  (d) the requirements for altering, adding to or revoking any provision of the Note Trust Deed or the Notes (including the Conditions) for that Trust.

                  POWER OF ATTORNEY means, in respect of a Trust, each irrevocable power of attorney which is given by the Seller in favour of the Trustee.

                  PRESCRIBED PERIOD means, with respect to a Purchased Receivable, a period of 120 days commencing on the Closing Date relevant to that Purchased Receivable.

                  PRINCIPAL ADJUSTMENT means the amount of PRINCIPAL COLLECTIONS in respect of a Purchased Receivable for the period from (and including) the relevant Cut-Off Date up to (but excluding) the relevant Closing Date.

                  PRINCIPAL COLLECTIONS has the same meaning as in the relevant Supplemental Deed.

                                                                              18
--------------------------------------------------------------------------------
                  PROXY means a person named as such in a Block Voting Instruction.

                  PURCHASE PRICE has, in respect of Receivables proposed to be disposed or acquired by the Trustee, the meaning given to such in the Receivables Transfer Direction, the Sale Notice, the Receivables Acquisition and Servicing Agreement or any other agreement evidencing the offer for sale of Receivables.

                  PURCHASED RECEIVABLE has, in respect of a Trust, the meaning given to it in the relevant Supplemental Deed.

                  RATED NOTES means any Notes of a Trust which are the subject of a rating issued by the Designated Rating Agency for the Trust.

                  RATED TRUST means any Trust where the Notes of that Trust are Rated Notes.

                  RATING AGENCY NOTIFICATION means in respect of a planned or proposed event or action, the provision of written notice to each Designated Rating Agency at least 10 Business Days prior to the implementation of such planned or proposed event or action, or such shorter period ending upon each Designated Rating Agency confirming in writing receipt of such notice.

                  RECEIVABLE means the right, title and interest in, to and under any asset, including, without limitation, under:

                  (a) a Housing Loan, construction loan, secured line of credit or other secured revolving facility, commercial loan, lease or debt owed pursuant to a trade receivable, auto receivable and other receivables or any other form of monetary obligation; or

                  (b) Related Securities and other rights in respect of such an asset.

                  RECEIVABLES ACQUISITION AND SERVICING AGREEMENT means, in respect of a Trust, the agreement so entitled, or entitled "loan acquisition and servicing agreement", entered into between the Trustee, the Trust Manager and the person or persons specified as the "seller" and the "servicer" in that agreement.

                  RECEIVABLES TRANSFER DIRECTION means a direction by the Trust Manager to the Trustee materially in the form of Schedule 3 to the Master Trust Deed or in such other form as may from time to time be agreed between the Trustee and the Trust Manager.

                  RECEIVER means a person or persons appointed under or by virtue of the Master Security Trust Deed or the Global Master Security Trust Deed (as the case may be) for a Trust as receiver or receiver and manager.

                  REDRAW FACILITY means, in respect of a Trust, the facility provided in respect of that Trust by the Redraw Facility Provider of that Trust under the Redraw Facility Agreement for that Trust.

                  REDRAW FACILITY AGREEMENT means, in respect of a Trust, the agreement with those words and the name of that Trust in its title and entered into between the Trustee, the Trust Manager and the Redraw Facility Provider for that Trust.

                                                                              19
--------------------------------------------------------------------------------
                  REDRAW FACILITY PROVIDER means, in respect of a Trust, the person acting as such under the Redraw Facility Agreement for that Trust.

                  REGISTER OF NOTE HOLDERS means the register maintained under clause 19 of the Master Trust Deed.

                  REGISTERED NOTES means Notes, the details of which are entered in the Register of Note Holders.

                  RELATED ENTITY of an entity means another entity which is related to the first within the meaning of section 50 of the Corporations Law or is in any economic entity (as defined in any approved accounting standard) which contains the first.

                  RELATED SECURITY means, in respect of a Receivable:

                  (a)   any Mortgage;

                  (b)   any:

                        (i)   Security Interest (other than a Mortgage);

                        (ii)  guarantee, indemnity or other assurance; or

                        (iii) asset,

                        which, in either case, secures or otherwise provides for the repayment or payment of the amount owing under the Receivable; or

                  (c) any Mortgage Insurance Policy or other Insurance Policy (where it is not a Support Facility) (both present and future) in respect of the Receivable.

                  RELEVANT ACQUIRER has the meaning given to it in clause 12.3 of the Master Trust Deed.

                  RELEVANT PARTIES has the meaning (if any) in respect of a Trust as set out in the Supplement Deed for that Trust.

                  RELEVANT SECURED PROPERTY means, in respect of a Trust, the Secured Property of that Trust over which the relevant Charge has taken effect as a fixed charge where previously that Charge had taken effect over that Secured Property as a floating charge.

                  REPORTING STATEMENT means the statement to be provided by the Trust Manager on or about each Determination Date in respect of the immediately preceding Collection Period, in such form and content as may be agreed between the Trust Manager, the Trustee and each

                                                                              20
--------------------------------------------------------------------------------
                  Designated Rating Agency from time to time, setting out such details (if any) as are specified in the relevant Supplemental Deed.

                  REPURCHASE PRICE means, in relation to a Housing Loan, the then current Fair Market Value of such Housing Loan (taking into account applicable insurance proceeds and other available resources).

                  REQUIRED CREDIT RATING has, in respect of a Trust, the meaning set out in the relevant Supplemental Deed.

                  REQUIRED PAYMENTS has, in respect of a Trust, the meaning set out in the relevant Supplemental Deed.

                  REQUIRED SERVICER RATING has, in respect of a Trust, the meaning (if any) set out in the relevant Supplemental Deed.

                  RESIDUAL CAPITAL UNIT means, in respect of a Trust, the unit or units identified as such in the Supplemental Deed for that Trust.

                  RESIDUAL CAPITAL UNITHOLDER means, in respect of a Trust, the person or persons identified as such in the Supplemental Deed for that Trust.

                  RESIDUAL INCOME UNIT means, in respect of a Trust, the unit or units identified as such in the Supplemental Deed for that Trust.

                  RESIDUAL INCOME UNITHOLDER means, in respect of a Trust, the person or persons identified as such in the Supplemental Deed for that Trust.

                  RESOLUTION means:

                  (a)   a resolution passed at a meeting:

                        (i) on a show of hands, by the required majority or percentage, as the case may be, of persons present and voting, in person or by proxy; or

                        (ii) if a poll is duly demanded, by the persons holding the required majority of the Secured Moneys (in the case of a meeting of Secured Creditors) or percentage of the amount outstanding under the Notes (in the case of a meeting of Note Holders); or

                  (b) where the law allows, a resolution in writing signed by persons holding the required majority of the Secured Moneys (in the case of a meeting of Secured Creditors) or percentage of Notes (in the case of a meeting of Note Holders).

                  SALE NOTICE means, in respect of a Trust, a notice issued by a Seller in accordance with clause 7 of the Master Trust Deed.

                  S&P means Standard & Poor's Ratings Group.

                  SEC means the Securities and Exchange Commission of the United States of America, as from time to time constituted and created under the Exchange Act, or if at any time after the execution of this deed the

                                                                              21
--------------------------------------------------------------------------------
                  SEC is not existing and performing the duties now assigned to it under the TIA, then the body performing those duties.

                  SECURED CREDITORS means, in respect of a Trust, the person or persons (including classes of persons) (if any) identified as such in the Deed of Charge referable to that Trust.

                  SECURED MONEY, in respect of a Trust, has the meaning (if any) given to it in the Deed of Charge referable to that Trust.

                  SECURED PROPERTY, in respect of a Trust, has the meaning (if any) given to it in the Deed of Charge referable to that Trust.

                  SECURITY INTEREST means any bill of sale (as defined in any statute), mortgage, charge, letter of credit, lien, pledge, hypothecation, title retention arrangement, trust or power, as or in effect as security for the payment of a monetary obligation or the observance of any other obligation.

                  SECURITY PROVIDER means, in respect of a Debtor, the provider of a Related Security securing the obligations of the Debtor in respect of a Receivable.

                  SECURITY TRUST means the trust created by a Deed of Charge and which is regulated by the Master Security Trust Deed or the Global Master Security Trust Deed (as the case may be).

                  SECURITY TRUSTEE means the person appointed from time to time to act as security trustee under the Master Security Trust Deed or the Global Master Security Trust Deed (as the case may be).

                  SELLER means, in respect of a Trust, the person named as such in the relevant Supplemental Deed of the Trust and which is approved by the Trust Manager and the Trustee.

                  SELLER TRUST means, in respect of a Trust, the trust (if any) in favour of the Seller constituted under the Supplemental Deed for that Trust.

                  SELLER TRUST ASSETS means, in relation to a Seller Trust, the right, title and interest in:

                  (a)   the Other Secured Liabilities; and

                  (b) the balance of the Related Securities, Title Documents and Monetary Rights referred to in clause 6.3 of the Master Trust Deed,

                  from time to time assigned to the Trustee of that Trust.

                  SENIOR NOTE has, in respect of a Trust, the meaning (if any) given to it in the Supplemental Deed for that Trust.

                  SENIOR NOTE HOLDER has, in respect of a Trust, the meaning (if any) given to it in the Supplemental Deed for that Trust.

                                                                              22
--------------------------------------------------------------------------------
                  SERVICER means, in respect of a Trust, the person named as such in the relevant Supplemental Deed or any other person acting as the Servicer of the Receivables of a Trust.

                  SERVICER DEFAULT means an event as described in clause 3.1 of the Master Servicer Deed.

                  SERVICER'S STATEMENT means the statement prepared for the Trust Manager by the Servicer on each Determination Date for each Trust pursuant to clause 2.8 of the Master Servicer Deed.

                  SERVICING PROCEDURES means the operational and servicing procedures and policies adopted by the Servicer in accordance with its credit and risk policy (as amended from time to time).

                  SHARED SECURITY means any Security Interest, guarantee, indemnity or other form of assurance that by its terms secures the payment or repayment of any Housing Loan forming or to form part of the Assets of a Trust and any other loan, credit contract or other financial accommodation of whatever nature forming or to form part of the Seller Trust Assets of a Seller Trust.

                  SPECIFIED OFFICE in relation to:

                  (a) a Note Registrar, means the offices of that Note Registrar as specified in the Conditions or otherwise under the relevant Agency Agreement as the offices of the Note Registrar where surrenders of Notes for transfer, exchange, replacement or redemption will occur and where, in respect of one of such offices, the Register of Noteholders will be kept, as varied from time to time in accordance with the relevant Agency Agreement;

                  (b) a Paying Agent, means the office of that Paying Agent specified in the Conditions or otherwise under the relevant Agency Agreement as the office at which payments in respect of the Notes will be made, as varied from time to time in accordance with the relevant Agency Agreement; and

                  (c) a Calculation Agent, means the office of that Calculation Agent specified in the Conditions or otherwise under the relevant Agency Agreement as the office at which the Calculation Agent will carry out its duties under the relevant Agency Agreement, as varied from time to time in accordance with the relevant Agency Agreement.

                  STATED AMOUNT has, in respect of a Note, the meaning give to it in the relevant Supplemental Deed.

                  SUBSTITUTE SERVICER means an entity appointed as Servicer under clause 3.4 of the Master Servicer Deed.

                  SUPPLEMENTAL DEED means the deed with those words in its title and referable to a Trust, which sets out the terms of the Trust and the

                                                                              23
--------------------------------------------------------------------------------
                  relative rights and priorities of persons in respect of that Trust between (amongst other parties) the Trustee, the Trust Manager and the Security Trustee.

                  SUPPORT FACILITIES means the agreements or arrangements (including, without limitation, any Insurance Policy) entered into by the Trustee at the direction of the Trust Manager for the financial management, credit enhancement or liquidity support of the assets and liabilities of a Trust which are allocated to, entered into for the benefit of, or calculated by reference to a Trust and as identified in the relevant Supplemental Deed, but not including the Hedging Arrangements.

                  SUPPORT FACILITY PROVIDER means a person who provides a Support Facility.

                  TAX includes any levy, charge, impost, fee, deduction, stamp duty, financial institutions duty, bank account debit tax or other tax of any nature payable, imposed, levied, collected, withheld or assessed by any Governmental Agency and includes any interest, expenses, fine penalty or other charge payable or claimed in respect thereof but does not include any tax on overall net personal income of the Trustee and TAXES and TAXATION shall be construed accordingly.

                  TERMINATION DATE means the date of termination of a Trust as specified in clause 4.2 of the Master Trust Deed.

                  THRESHOLD RATE has, in respect of a Trust, the meaning given to it in the relevant Supplemental Deed.

                  TIA means the Trust Indenture Act of 1939 of the United States of America as in force at the date of the relevant Note Trust Deed or, if the relevant Note Trust Deed is first qualified under the Trust Indenture Act after the issue of the relevant Bearer Notes, as in force at the date of such qualification.

                  TITLE DOCUMENTS in respect of a Receivable means:

                  (a)   where the Receivable is a Housing Loan:

                        (i) the certificate or other indicia of title (if any) in respect of the Land the subject of the Mortgage;

                        (ii) the original or duplicate of any Related Security documents;

                        (iii) any valuation report obtained in connection with
                              the Mortgage or any Related Security;

                        (iv) any deed of priority or its equivalent in writing entered into in connection with the Mortgage or any Related Security;

                        (v)   the Loan Agreement (if other than a Mortgage); and

                                                                              24
--------------------------------------------------------------------------------
                        (vi) all other documents required to evidence the Seller's or the Trustee's interest in the Land the subject of the Mortgage, and the Related Security,

                        and any amendment or replacement of the documents described in this sub-clause (a) and any such document which is entered into, and under which rights arise, after any assignment of the relevant Housing Loan and Related Security by the Seller to the Trustee; and

                  (b) where the Receivable is not a Housing Loan, the documents (if any) specified as the "Title Documents" in the relevant Supplemental Deed.

                        TITLE PERFECTION EVENT means in respect of a Trust:

                  (a) the occurrence of an Insolvency Event in respect of the Seller;

                  (b) the Seller or the Servicer of that Trust fails to pay Collections in accordance with the Master Trust Deed within 3 Business Days of the due date for payment except where the failure to pay is caused by an event which is not within the control of the Seller or the Servicer;

                  (c) the Seller ceases to have a long term rating of at least BBB in the case of S&P, at least BBB in the case of Fitch and at least Baa2 in the case of Moody's or such other rating as is specified in the relevant Supplemental Deed; or

                  (d)   any other event specified in the relevant Supplemental
                        Deed.

                        TRANSFER means, in relation to a Mortgage, a duly executed land titles office transfer form in registrable form which, upon registration, is effective to transfer the legal title to that Mortgage to the Trustee (or another third party nominated by the Trustee) and in relation to all other assets, any form of transfer which is effective to transfer legal title in that asset to the Trustee (or another third party nominated by the Trustee).

                        TRANSACTION DOCUMENTS in respect of a Trust:

                  (a)   the Master Trust Deed;

                  (b) the Master Security Trust Deed or the Global Master Security Trust Deed (as specified in the relevant Supplemental Deed);

                  (c)   the Deed of Charge for that Trust;

                  (d)   the Master Servicer Deed;

                  (e)   this deed;

                  (f)   the relevant Supplemental Deed;

                  (g)   any Sale Notice;

                                                                              25
--------------------------------------------------------------------------------
                  (h)   any Receivables Acquisition and Servicing Agreement;

                  (i)   any Support Facilities for that Trust;

                  (j)   any Hedging Arrangements for that Trust; and

                  (k) any other document specified as such in the relevant Supplemental Deed.

                  TRUST means any trust constituted under the Master Trust Deed (other than a Seller Trust).

                  TRUSTEE means Perpetual Trustee Company Limited (ABN 42 000 001 007) or any other person acting as the trustee of the Trusts, and includes the Trust Manager when acting as the trustee.

                  TRUSTEE DEFAULT means an event specified in clause 25.1 of the Master Trust Deed.

                  TRUST FUND means, in respect of a Security Trust, each amount held by the Security Trustee under clause 2.1 of the Master Security Trust Deed or the Global Master Security Trust Deed (as the case may be) in respect of the Security Trust together with any other property and benefits which the Security Trustee receives, has vested in it or otherwise acquires to hold on the trusts of the Master Security Trust Deed or the Global Master Security Trust Deed (as the case may be) and the Deed of Charge for the Security Trust including, without limitation, all the right, title and interest of the Security Trustee in connection with the Deed of Charge referable to that Security Trust and any property which represents the proceeds of sale of any such property or proceeds of enforcement of the Deed of Charge in respect of that Security Trust.

                  TRUST MANAGER means ANZ Capel Court Limited (ABN 30 004 768
                  807) or any other person acting as the manager of the Trust, and includes the Trustee when acting as the manager.

                  TRUST MANAGER DEFAULT means an event specified in clause 23.1 of the Master Trust Deed.

                  TRUST MANAGER'S EXPIRY DATE means, subject to clause 23.6 of the Master Trust Deed, the date which falls 364 days after the date of the Master Trust Deed.

                  UCC means the Uniform Commercial Code of the State of New
                  York.

                  UNIT means, in respect of a Trust, either a Residual Capital Unit or a Residual Income Unit issued in respect of that Trust.

                  UNITHOLDER means, in respect of a Trust, either a Residual Capital Unitholder or a Residual Income Unitholder.

                  UNPAID BALANCE means, on any date in respect of a Receivable, the sum of:

                                                                              26
--------------------------------------------------------------------------------
                  (a)   the Outstanding Balance of that Receivable; and

                  (b) the unpaid amount of all taxes, fees, finance charges, interest payments and other amounts accrued on or payable under or in connection with that Receivable.

                  VALUER means an independent qualified valuer proposed by the Servicer and agreed with the Trustee or, failing agreement, appointed by the Auditor.

                  VESTING DATE means, in respect of a Security Trust, the eightieth anniversary of the date of the Master Security Trust Deed or the Global Master Security Trust Deed (as the case may be).

                  VOTING CERTIFICATE means a dated certificate in the English language issued by a Principal Paying Agent or a Paying Agent in which it is stated:

                  (a) that on the date of such certificate, relevant Bearer Notes (not being Bearer Notes in respect of which a Block Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate or any adjournment of that meeting) bearing specified series and serial numbers were deposited with the Principal Paying Agent or Paying Agent (or to its order at a bank or other depositary) and that the relevant Bearer Notes will not be released until the first to occur of:

                        (i) the conclusion of the meeting specified in such certificate or any adjournment of that meeting; and

                        (ii) the surrender of the Voting Certificate to the Principal Paying Agent or such Paying Agent which issued the same; and

                  (b) that the bearer of such certificate is entitled to attend and vote at that meeting or any adjournment of that meeting in respect of the Bearer Notes represented by such certificate.

                  VOTING ENTITLEMENT means, on a particular date and in respect of a Trust, the number of votes which a Secured Creditor would be entitled to exercise if a meeting of Secured Creditors were held on that date, calculated as the number computed by dividing the Secured Money owing to that Secured Creditor in respect of that Trust on the relevant day by $10.

                  VOTING SECURED CREDITOR means, in respect of a Trust:

                  (a) for so long as the Secured Moneys of the Note Holders are 75% or more of the then total Secured Moneys:

                        (i) if any Senior Notes remain outstanding, the Note Trustee (or, if the Note Trustee has become bound to notify, or seek directions from, the related Senior Note

                                                                              27
--------------------------------------------------------------------------------
                  Holders or to take steps and/or to proceed under the relevant Note Trust Deed and fails to do so as and when required by that Note Trust Deed and such failure is continuing, the related Senior Note Holders); or

                        (ii) if no Senior Note then remains outstanding, the Junior Note Holders; and

                  (b)   otherwise:

                        (i) if any Senior Note remains outstanding, the Note Trustee (or, if the Note Trustee has become bound to notify, or seek directions from, the related Senior Note Holders or to take steps and/or to proceed under the relevant Note Trust Deed and fails to do so as and when required by that Note Trust Deed and such failure is continuing, the related Senior Note Holders); and

                        (ii) each other then Secured Creditor (other than the Note Trustee and the Senior Note Holders).

                  WAREHOUSE FACILITY AGREEMENT means, in respect of a Trust, the Warehouse Facility Agreement (if any) referred to in the relevant Supplemental Deed pursuant to which the relevant Warehouse Lender provides a loan facility to the Trustee.

                  WAREHOUSE LENDER means, in respect of a Trust, a bank, financial institution or other person (if any) identified in the relevant Supplemental Deed providing a loan facility to the Trustee under a Warehouse Facility Agreement.

                  WAREHOUSE RECEIVABLE has the meaning (if any) given to it in the relevant Supplemental Deed.

                  WAREHOUSE TRUST means a Trust constituted under the Master Trust Deed (excluding any Seller Trust) which originates or acquires Receivables and Related Securities from a Seller or from the Trustee (in its capacity as trustee of another Trust) with the proceeds of financial accommodation provided under a Warehouse Facility Agreement.

                  WRITTEN RESOLUTION means a written resolution signed by all Secured Creditors.

            1.2 In the Transaction Documents, unless the contrary intention appears:

                  (a) a reference to a Transaction Document or another instrument or agreement includes any variation or replacement of them;

                  (b) a reference to a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

                                                                              28
--------------------------------------------------------------------------------
                  (c)   the singular includes the plural and vice versa;

                  (d) the word "person" includes a firm, body corporate, an unincorporated association or an authority;

                  (e) a reference to a person includes a reference to the person's executors, administrators, successors, substitutes (including, without limitation, persons taking by novation) and assigns;

                  (f) an agreement, representation or warranty in favour of two or more persons is for the benefit of them jointly and severally;

                  (g) an agreement, representation or warranty on the part of two or more persons binds them jointly and severally (provided that an agreement, representation or warranty on the part of the Trustee or the Security Trustee binds it severally only);

                  (h) a reference to an accounting term is to be interpreted in accordance with the accounting standards under the Corporations Law, schedule 5 to the Corporations Regulations and, if not inconsistent with those accounting standards and that schedule, generally accepted principles and practices in Australia consistently applied by a body corporate or as between bodies corporate and over time;

                  (i) a reference to any thing (including, without limitation, the Secured Money, any other amount and the Secured Property) is a reference to the whole and each part of it and a reference to a group of persons is a reference to all of them collectively, to any two or more of them collectively and to each of them individually; and

                  (j) a reference to any Transaction Document includes a reference to any applicable schedule or annexure of it; and

                  (k) subject to the provisions related to deemed receipt of notices and other communications under the Transaction Documents, each party will only be considered to have knowledge or awareness of, or notice of, any thing, or grounds to believe any thing, by virtue of the officers of that party (or a Related Entity of that party) having day to day responsibility for the administration or management of that party's (or a Related Entity of that party's) obligations in relation to a Trust or a Seller Trust, including their respective Assets, having actual knowledge, actual awareness or actual notice of that thing, or grounds or reason to believe that thing (and similar references will be interpreted in this way). In addition, notice, knowledge or awareness of an Event of Default, Trust Manager Default or Servicer Default means notice, knowledge or awareness of the occurrence of the events or circumstances constituting an Event of Default, Trust Manager Default or Servicer Default (as the case may be).

                                                                              29
--------------------------------------------------------------------------------
                  (l) a reference to the "fraud, gross negligence or wilful default" of the Trustee, the Security Trustee, the Note Trustee or the Trust Manager means the fraud, gross negligence or wilful default of the Trustee, the Security Trustee, the Note Trustee or the Trust Manager (as the case may be) and of its officers, employees, agents and any other person where the Trustee, the Security Trustee, the Note Trustee or Trust Manager (as the case may be) is liable for the acts or omissions of such other person under the terms of any Transaction Document; and

                  (m) a reference to "wilful default" in relation to the Trustee, the Note Trustee, the Trust Manager or the Security Trustee means any wilful failure to comply with, or wilful breach by, the Trustee, the Note Trustee, the Trust Manager or the Security Trustee (as the case may be) of any of its obligations under any Transaction Document, other than a failure or breach which:

                        (i)

                            (A) arose as a result of a breach by a person other than the Trustee, the Note Trustee, the Trust Manager or the Security Trustee (as the case may be), or any other person contemplated by paragraph 1.2(l); and

                            (B)  the performance of the action (the
                                 non-performance of which gave rise to such breach) is a precondition to the Trustee, the Note Trustee, the Trust Manager or the Security Trustee (as the case may be) performing the said obligation;

                        (ii) is in accordance with a lawful court order or direction or required by law; or

                        (iii) is:

                            (C) in accordance with a proper instruction or direction of the Secured Creditors given at a meeting of Secured Creditors convened pursuant to the Master Security Trust Deed or the Global Master Security Trust Deed (as the case may be); and

                            (D) in accordance with any proper instruction or direction of the Note Holders given at a meeting convened pursuant to the Master Trust Deed.

HEADINGS

                  1.3 Headings are inserted for convenience and do not affect the interpretation of any Transaction Document.

                                                                              30
--------------------------------------------------------------------------------
BUSINESS DAY

                  1.4 When the date on or by which any act, matter or thing is to be done is not a Business Day, such act, matter or thing shall be done on the next Business Day.

TRUSTEE'S CAPACITY

                  1.5 In each Transaction Document, except where expressly provided to the contrary:

                        (a) a reference to the Trustee is a reference to the Trustee in its capacity as trustee of a particular Trust only, and in no other capacity; and

                        (b) a reference to the undertaking, assets, business, money or any other thing of or in relation to the Trustee is a reference to such undertaking, assets, business, money or other thing of or in relation to the Trustee only in its capacity as trustee of a particular Trust only, and in no other capacity; and

                        (c) in the definition of "INSOLVENCY EVENT", in respect of the Trustee or the Security Trustee, a reference to the "relevant body corporate" is a reference:

                              (i) in the case of the Trustee, to the Trustee in its capacity as trustee of the relevant Trust or personally, but not the Trustee in its capacity as trustee of any other Trust or trust; and

                              (ii) in the case of the Security Trustee, to the Security Trustee in its personal capacity and not in its capacity as trustee of any trust.

EXECUTED as a deed

                                                                              31
--------------------------------------------------------------------------------
EXECUTION PAGE
================================================================================

SIGNED, SEALED AND DELIVERED by                      )
as attorney for PERPETUAL TRUSTEE COMPANY LIMITED    )
under power of attorney dated                        )
                                                     )
in the presence of:                                  )
                                                     )
 ...............................................      )
Signature of witness                                 )
                                                     )
 ...............................................      )
Name of witness (block letters)                      )
                                                     )
 ...............................................      )
Address of witness                                   )          ...............................................
                                                     )          By executing this deed the attorney states that
 ...............................................      )          the attorney has received no notice of
Occupation of witness                                )          revocation of the power of attorney
                                                     )






                                                     )
SIGNED, SEALED AND DELIVERED by as attorney for      )
P.T. LIMITED under power of attorney dated           )
                                                     )
in the presence of:                                  )
                                                     )
 ...............................................      )
Signature of witness                                 )
                                                     )
 ...............................................      )
Name of witness (block letters)                      )
                                                     )          ...............................................
 ...............................................      )          By executing this deed the attorney states that
Address of witness                                   )          the attorney has received no notice of
                                                     )          revocation of the power of attorney
 ...............................................      )
Occupation of witness


                                                     )
SIGNED, SEALED AND DELIVERED by                      )
as attorney for ANZ CAPEL COURT LIMITED under        )
power of attorney dated                              )
                                                     )

                                                                              32
--------------------------------------------------------------------------------

in the presence of:                                  )
                                                     )
 ...............................................      )
Signature of witness                                 )
                                                     )
 ...............................................      )
Name of witness (block letters)                      )
                                                     )          ...............................................
 ...............................................      )          By executing this deed the attorney states that
Address of witness                                   )          the attorney has received no notice of
                                                     )          revocation of the power of attorney
 ...............................................      )
Occupation of witness